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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A
                                Amendment No. 2

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            NEXELL THERAPEUTICS INC.
                       (f/k/a VIMRx PHARMACEUTICALS INC.)
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


                 Delaware                                06-1192468
  ------------------------------------------------------------------------------
  (State of incorporation or organization)  (I.R.S. Employer Identification No.)

           9 Parker, Irvine, California                         92618
      ------------------------------------------------------------------
      (Address of principal executive offices)                (Zip Code)



       Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be registered
        -------------------                  ------------------------------
          Not Applicable                             Not Applicable

          ______________                             ______________


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [_]   [X]


 Securities Act registration statement file number to which this form relates:
                           333-25469 (if applicable)
                           ---------

       Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock Subscription Warrants
                      ----------------------------------
                               (Title of Class)
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This Registration Statement on Form 8-A/A amends the Registration Statement on
Form 8-A filed with the Securities and Exchange Commission by the Registrant on April 16, 1997, as amended on March 17, 2000, relating to the Registrant's Common Stock Subscription Warrants.


Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          Pursuant to Section 10.1(b)(iii) of the Warrant Agreement, dated as of June 17, 1996 between the Registrant and American Stock Transfer & Trust Company (the "Warrant Agreement"), as a result of the one-for-four reverse stock split of the Registrant's common stock effected on June 15, 2000, the exercise price for the Common Stock Subscription Warrants (the "1996 Warrants"), which initially had been $1.50 per share, and was adjusted to $1.35 per share effective November 24, 1999, has now been adjusted to $5.40 per share, and each 1996 Warrant now entitles the holder to purchase .2769 shares of Common Stock instead of 1.107829 shares of Common Stock.

Item 2.  Exhibits.
         --------

         A. Warrant Agreement dated June 17, 1996 between the Registrant and the Warrant Agent with Form of Warrant Certificate, incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-3 (File No. 333-25469)

         B. Letter from the Registrant to the Holders of Warrants dated June 15, 2000.
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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                            NEXELL THERAPEUTICS INC.
                                  (Registrant)

                          By: /s/ William A. Albright, Jr.
                              ------------------------------
                              William A. Albright, Jr., Senior Vice President, Chief Financial Officer and Secretary

Dated:  June 22, 2000